UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2022

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-8022	62-1051971
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, FL 32202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(904) 359-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 Par Value	CSX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 7, 2022, the Board of Directors (the “Board”) of CSX Corporation (“CSX”) amended and restated CSX’s Bylaws (as amended and restated, the “Bylaws”), which became effective immediately. The Board amended the Bylaws to:

•

add a requirement in Section 11(a)(ii) that a shareholder’s written notice to CSX that such shareholder intends to propose a nominee for director must include a representation that the shareholder or beneficial owner of such shares intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than CSX’s nominees pursuant to Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

•

add a new Section 11(c)(ii) that provides that CSX may request evidence that a shareholder proposing a nominee for director has complied with the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act and may disregard any such nomination by a shareholder if such shareholder fails to comply with Rule 14a-19(a)(2) or 14a-19(a)(3) promulgated under the Exchange Act.

The foregoing description of the Bylaws does not purport to be complete and is subject to and qualified in its entirety by the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)    The following exhibits are filed as a part of this Report:

3.1	Amended and Restated Bylaws of CSX Corporation, effective as of December 7, 2022.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By:	/s/ Nathan D. Goldman
Name:	Nathan D. Goldman
Title:	Executive Vice President – Chief Legal Officer & Corporate Secretary

DATE: December 12, 2022